Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated June 27, 1997 relating to the financial statements of Electronic Specialty Corporation, which appears on page F-1 of the Pacific Aerospace & Electronics, Inc. Current Report on Form 8-K/A dated August 26, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Portland, Oregon
October 30, 1998